Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement, dated the 29th day of January, 2013, by and between Global Vision Holdings, Inc., a Nevada corporation (the “Company”) and James Wong (“you” or the “Employee”). Your employment by the Company shall be governed by the following terms and conditions (this “Agreement”):

RECITALS

WHEREAS, the Company intends to hire Employee to a position in which Employee will be a key employee of the Company with unique duties and responsibilities that are critical to developing and maintaining the Company’s business, which is highly competitive and involves the usage of confidential information; and

WHEREAS, as a material inducement for the Company to employ Employee, Employee is willing to abide by certain restrictive covenants, terms and provisions as set forth in this Agreement.

AGREEMENT

Now therefore, in consideration of the foregoing and of the respective covenants and agreements of the parties contained herein, the parties agree as follows:

1.	Employment.

(a) Position. For the term of your employment under this Agreement (your “Employment”), the Company agrees to employ you in the position of Chief Operating Officer. You will report to the Company’s Chairman of the Board of Directors. You accept such employment on the terms and conditions set forth herein. You shall commence full-time Employment with the Company effective as of the date first set forth above.

(b) Obligations to the Company. During your Employment, you shall devote such business efforts and time to the Company and its affiliated entities as reasonably necessary to perform your responsibilities as Chief Operating Officer, including attending in person meetings as requested by the Chairman. Your services under this Agreement shall generally be performed at such places as the Company shall in good faith require. You shall comply with the Company’s policies and rules, as they may be in effect from time to time during your Employment.

(c) No Conflicting Obligations. You represent and warrant to the Company that you are under no obligations or commitments, whether contractual or otherwise, that are inconsistent with your obligations under this Agreement. You shall not use or disclose, in connection with your Employment, any trade secrets or other proprietary information or intellectual property in which you or any other person has any right, title or interest. Your Employment will not infringe or violate the rights of any other person.

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2.	Term of Employment.

(a) Termination of Employment. The Company may terminate your Employment at any time and for any reason (or no reason) and with or without cause. You may terminate your Employment by giving the Company 30 days’ advance notice in writing. Your Employment shall be “at will,” meaning that either you or the Company shall be entitled to terminate your Employment for any reason. This Agreement shall constitute the full and complete agreement between you and the Company on the “at will” nature of your Employment, which may only be changed in an express written agreement signed by you and a duly authorized officer of the Company. Your employment will terminate automatically in the event of your death.

(b) Rights Upon Termination. You shall only be entitled to the compensation and benefits earned and the reimbursements described in this Agreement for the period preceding the effective date of the termination. The termination of your Employment shall not limit or otherwise affect your obligations under Sections 5 (Inventions and Patents) and 6 (Confidential Information).

3.	Compensation.

(a) Salary. During the initial twelve months on your Employment, you shall receive 50% of Available Cash (as defined below) of the Company, up to a maximum of $75,000. To the extent that less than $75,000 in Available Cash is available during the initial twelve month period, the difference shall be payable in the first year thereafter in which the Company’s Available Cash can accommodate such payment. “Available Cash” shall mean cash generated from the operations of the Company and its subsidiaries, which is available after payment of the Company’s expenses and excluding sufficient capital reserves to maintain the Company’s ongoing operations, as determined in the discretion of the Chief Executive Officer. When available, the cash component of compensation shall be payable quarterly, in accordance with the Company’s standard payroll procedures.

(b) Stock Options. Subject to the approval of the Board of Directors, the Company shall grant to you seven stock options to purchase the Company’s Class B common stock, having the material terms set forth under Exhibit A hereto (each, an “Option” and together, the “Options”). Each Option shall be granted on the date of this Agreement, and have the exercise prices and vesting terms set forth under Exhibit A. The term of each Option shall be five (5) years, subject to earlier expiration in the event of the termination of your Employment. To the extent that your Options do not become vested and non-forfeitable pursuant to the prescribed vesting schedule, such non-vested Option shares shall be forfeited. For example, if your employment with the Company terminates, all of the unvested shares at the time of departure would be forfeited. With respect to all shares of Class B common stock underlying all Options, Employee shall be subject to a lock-up provision whereby Employee shall be prevented from selling in excess of 50,000 shares per week.

(c) Business Expenses. During the term of Employment hereunder, the Company will pay or reimburse Employee for all reasonable travel, subsistence and other business expenses incurred by the Employee in connection with the services performed hereunder (in accordance with the policies and procedures of the Company then in effect). The Employee shall account to the Company for such expenses in accordance with the Company’s policies.

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4.	Pre-Employment Conditions.

(a) Eligibility. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within five (5) business days of your start date, or our employment relationship with you may be terminated.

(b) Verification of Information. This offer of employment is also contingent upon the successful verification of the information you provided to the Company during your application process, as well as a general background check performed by the Company to confirm your suitability for employment. By accepting this offer of employment, you warrant that all information provided by you is true and correct to the best of your knowledge, and you expressly release the Company from any claim or cause of action arising out of the Company’s verification of such information.

5.	Inventions and Patents.

(a) Any and all inventions, discoveries, improvements, trade secrets, and secret processes related to or useful in the business of Global Vision Holdings, Inc., invented, conceived, discovered, reduced to practice or learned by Employee either alone or jointly with others during the term of Employee’s employment and in the course of Employment with the Company, shall be the sole property of the Company, which will also be the sole owner of all patents, regardless of the status of such patents. Employee will promptly notify the Company, in writing, upon the conception, development, or learning of any such invention, development, discovery, trade secret or secret processes.

(b) Employee agrees to promptly and freely disclose to the Company in writing any and all ideas, conceptions, inventions, improvements, suggestions for improvements, discoveries, formulae, processes, designs, software, firmware, hardware, circuitry, diagrams, copyrights, trade secrets, and any other proprietary information (collectively, the “Proprietary Information”), whether patentable or not, which are conceived, and made or acquired by Employee solely or jointly with others during the period of Employment by the Company or using the Company's time, data, facilities, and/or materials, and which are related to the products, business, or activities of the Company which Employee conceives as a result of his employment by the Company, and Employee agrees to assign and hereby does assign all of his interest therein to the Company, or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments, which the Company shall deem necessary to apply for and obtain letters, patent or copyrights of the United States, or any foreign country, to otherwise protect the Company's interest in the Proprietary Information or to vest title to the Proprietary Information in the Company. These obligations shall continue beyond the termination of Employee's employment, regardless of the reason for such termination, with respect to the Proprietary Information, conceived, and made or acquired by Employee during the period of his employment and shall be binding upon Employee’s assigns, executors, administrators, and other legal representatives.

(c) Employee and the Company acknowledge and agree that the Employee presently holds and interest in the patents and and/or pending patents set forth on Exhibit A to this Agreement. The terms of this Section 5 shall not apply to the patents, including pending patents, which are set forth on Exhibit A as of the date this Agreement is signed. The parties stipulate and agree that if there is no Exhibit A or any information filled in thereunder as of the date this Agreement is signed, then Employee represents that he or she does not have any ownership rights in any patents or other registered intellectual property.

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6. Confidential Information. Employee acknowledges that in the course of his employment with the Company, Employee will gain a close, personal and special influence with the customers of the Company and will be acquainted with the Company's business affairs, information, trade secrets, and other matters which are of a proprietary or confidential nature, including but not limited to the Company's operations, business opportunities, price and cost information, finances, customer names, prospects and customer lists, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, inventions, research and development, and other confidential information and knowledge (collectively, “Confidential Information”) concerning the Company's business. The term “Confidential Information” shall not include information which: (a) is or becomes generally available to the public through no violation of this Agreement; (b) was available to Employee on a non-confidential basis prior to disclosure to Employee by the Company; or (c) becomes available to Employee on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company. The Company agrees to provide such Confidential Information and/or training which the Company deems necessary or desirable to aid Employee in the performance of his duties. Employee understands and acknowledges that such Confidential Information is confidential, and Employee agrees not to disclose such Confidential Information to anyone outside the Company. Employee further agrees that he or she will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with the Company. At such time as Employee shall cease to be employed by the Company, Employee will immediately turn over to the Company all such Confidential Information including papers, documents, writings, electronically stored information, other property, and all copies of them provided to Employee during the course of his employment with the Company. The obligations of this Paragraph 6 shall continue beyond the termination of Employee's employment, regardless of the reason for such termination, and shall be binding upon Employee's assigns, executors, administrators, and other legal representatives.

7. Restricted Covenants.

(a) Non-competition. In the event of a cessation of your Employment, Employee shall be bound by the agreements set forth in this Section 7. From and including the Effective Date through the second (2nd) anniversary of the Employee’s cessation of Employment with the Company (the “Restriction Period”), Employee will not, directly or indirectly, whether through an Affiliate, a designated Person or otherwise (except on behalf of the Company or its Affiliates), either.

(1) have any ownership interest, whether as proprietor, partner, member, stockholder or otherwise, and whether in the form of common stock, membership interests, other equity interests, options, warrants or other securities convertible into common stock, membership interests or other equity interests or equity derivatives, in any business (regardless of the form in which conducted) which engages in a business competitive with the Company or its subsidiaries (such other business, a “Restricted Business”) in the territories in which the Company is then actively operating (the “Restricted Territories”);

(2) be an officer, director, member manager or general or managing partner of, or hold a similar position in any business (regardless of the form in which conducted) which engages in the Restricted Business in the Restricted Territory;

(3) act as agent, broker, contractor or distributor for, or adviser or consultant on Restricted Business issues to any business (regardless of the form in which conducted) which engages in the Restricted Business in the Restricted Territory;

(4) engage in or provide services related to sales, solicitation or marketing with respect to the Restricted Business in the Restricted Territory;

(5) be employed by any business (regardless of the form in which conducted) which engages in the Restricted Business in the Restricted Territory; or

(6) otherwise engage in any manner in the Restricted Business in the Restricted Territory.

(b) No Interference with Business Relations. Employee agrees that during the Restriction Period, the Employee will not, directly or indirectly, either (i) solicit, divert, take away or accept, or attempt to solicit, divert, take away or accept, from the Company or any of its affiliates, the business of any customer of the Company; (ii) attempt or seek to cause any disruption, alteration or termination of any business relationship between the Company or any of the Company’s affiliates and any supplier, third party service provider, vendor or other business partner related to the Restricted Business in the Restricted Territory; or (iii) solicit, request or induce any employee or any other employee of the Company or its affiliates to terminate his or her employment with the Company or any of the Company’s affiliates.

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(c) Independent Agreements. The agreements and covenants set forth in Sections 7(a)-(b) are, will be deemed to be, and will be construed as, separate and independent agreements. If any such agreement or any part of such agreements is held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness or unenforceability will in no way render invalid, void or unenforceable any other part of them or any separate agreement not declared invalid, void or unenforceable, and this Agreement will in that case be construed as if the void, invalid or unenforceable provisions were omitted.

(d) Default; Remedies. Employee recognizes that breach of his obligations under this Section 7 will result in irreparable damage and harm to the Company and its affiliates and that the Company may be without an adequate remedy at law in the event of any such breach. Employee agrees, therefore, that if any of this Section 7 is breached, then the Company may at its election in any court of competent jurisdiction: (i) seek specific performance of this Section 7 by such Employee; (ii) enjoin Employee from engaging in the activities proscribed by this Section 7; and/or (iii) pursue any one or more of the foregoing or any other remedy available to the Company under applicable law.

8. Miscellaneous Provisions.

(a) Severability. Should a court determine that any paragraph or sentence, or any portion of a paragraph or sentence of this Agreement, is invalid, unenforceable, or void, this determination shall not have the effect of invalidating or validating the remainder of the paragraph, sentence or any other provision of this Agreement. Further, the court should construe this Agreement by limiting and reducing it only to the extent necessary to be enforceable under then applicable law.

(b) Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The Company may assign this Agreement to any individual, business, firm, company, partnership, joint venture, organization or other entity who or which may acquire substantially all of the Company’s assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. This Agreement is personal to Employee and may not be assigned or delegated by him, and any such purported assignment or delegation shall be null and void.

(c) No Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition but the obligations of either party with respect thereto shall continue in full force and effect.

(d) Notices. Any notice given hereunder shall be in writing and be delivered or mailed by registered or certified mail, return receipt requested, or faxed or emailed with confirmation of delivery:

to the Company, to:

Global Vision Holdings, Inc.

Attention: Glen W. Carnes

19200 Van Karman Avenue, 6th Floor

Irvine, CA 92612

Fax: 949.281.3801

Email: glen.carnes@globalvisionholdings.net

With a copy, which shall not constitute notice, to:

McKinlay Law Group, P.C.

Attention: Lance A. McKinlay

2600 Michelson, Suite 830

Irvine, CA 92612

Fax: (866) 499-6726

to Employee:

James Wong

3943 Irvine Blvd., #253

Irvine, CA 92602

Fax: (714) 508-1841

Any party may, by notice given as provided for above, designate a different address. Any notice given hereunder shall be effective on the date of receipt.

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(e) Entire Agreement. There are no oral representations, understanding or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. Execept as to any applicable provisions of the Asset Purchase Agreement, this Agreement supersedes all previous employment agreements between Employee and the Company and contains the final, complete and exclusive understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by subsequent written agreement entered into by both parties.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

(g) Applicable Law; Arbitration of Disputes. Any dispute in the meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. This Agreement shall be governed by and construed under the laws of the State of California.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

Dated: January 29, 2013		GLOBAL VISION HOLDINGS, INC.

	By:	/s/ Glen W. Carnes
Name: Glen W. Carnes
Title: Chairman of the Board and
Chief Executive Officer

Dated: January 29, 2013		EMPLOYEE

/s/ James Wong
Name: James Wong

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Exhibit A

Equity Compensation

	Options	Exercise Price	Vests as to 100% in one installment upon:	Forfeited if Employee Departs within:
(A)	250,000	$ 0.25	Grant date	N/A
(B)	500,000	$ 0.50	12 months after grant date	12 Months
(C)	500.000	$ 0.75	24 months after grant date	24 Months
(D)	750,000	$ 1.00	24 months after grant date	24 Months
(E)	1,000,000	$ 2.00	24 months after grant date	24 Months
(F)	1,000,000	$ 3.00	24 months after grant date	24 Months
(G)	1,000,000	$ 4.00	24 months after grant date	24 Months
Total	5,000,000

Lock-up Provision: With respect to all Shares of Class B common stock underlying all Options, Employee shall be subject to a lock-up provision whereby Employee shall be prevented from selling in excess of 50,000 shares per week.

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